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                                                                      Exhibit 21


                            PARENTS AND SUBSIDIARIES

         The following is a list of all subsidiaries of First Horizon National Corporation ("FHNC") and information on unconsolidated entities at December 31, 2004. Each subsidiary is 100% owned by its immediate parent, except as described below in note (3), and all are included in the Consolidated Financial
Statements:


                                                                         Type of               Jurisdiction of
                                                                         Ownership             Incorporation/
         Subsidiary                                                      by FHNC               Organization
         ----------                                                      ----------            ---------------
First National Bank of Springdale*                                         Direct              United States

First Tennessee Bank National Association (1)                              Direct              United States
     Check Consultants, Incorporated*                                      Indirect            Tennessee
     Community Leasing Corporation*                                        Indirect            Tennessee
     Community Money Center, Inc.*                                         Indirect            Tennessee
     East Tennessee Service Corporation*                                   Indirect            Tennessee
         Upper East Tennessee Insurance Agency*                            Indirect            Tennessee
     First Express Remittance Processing, Inc.                             Indirect            Tennessee
     First Funds, Inc.*                                                    Indirect            Tennessee
     First Horizon Insurance Services, Inc.                                Indirect            Tennessee
     First Horizon Merchant Services, Inc.                                 Indirect            Tennessee
         Global Card Services, Inc.                                        Indirect            Florida
     First Horizon Mint Distribution, Inc.                                 Indirect            Tennessee
     First Horizon Money Center, Inc.*                                     Indirect            Tennessee
     First Tennessee ABS, Inc.*                                            Indirect            Delaware
     First Tennessee Brokerage, Inc.                                       Indirect            Tennessee
     First Tennessee Commercial Loan Management, Inc.*                     Indirect            Tennessee
     First Tennessee Equipment Finance Corporation                         Indirect            Tennessee
     First Tennessee Housing Corporation                                   Indirect            Tennessee
         CC Community Development Holdings, Inc.                           Indirect            Tennessee
     First Tennessee Insurance Services, Inc.                              Indirect            Tennessee
     First Tennessee Merchant Equipment, Inc.*                             Indirect            Tennessee
     FT Building, LLC                                                      Indirect            Tennessee
     FT Insurance Corporation                                              Indirect            Alabama
     FT Mortgage Holding Corporation                                       Indirect            Delaware
         Federal Flood Certification Corporation                           Indirect            Texas
         FHEL, Inc.                                                        Indirect            Delaware
              FHRF, Inc.                                                   Indirect            Delaware
                  First Horizon Mortgage Loan Corporation                  Indirect            Delaware
                      FT Real Estate Securities Company, Inc.              Indirect            Arkansas
                           FHRIII, LLC                                     Indirect            Delaware
                           FHTRS, Inc.                                     Indirect            Delaware
                               FH-FF Mortgage Services, L.P.               Indirect            Delaware
         FHR Holding, Inc.                                                 Indirect            Delaware
              FHRIV, LLC                                                   Indirect            Delaware
              FHRV, LLC                                                    Indirect            Delaware



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
              FHRVI, LLC                                                   Indirect            Delaware
         First Horizon Home Loan Corporation (3)                           Indirect            Kansas
              First Tennessee Mortgage Services, Inc.                      Indirect            Tennessee
              First Horizon Asset Securities, Inc.                         Indirect            Delaware
         FT Real Estate Information Mortgage Solutions Holdings, Inc.      Indirect            Delaware
              FT Real Estate Information Mortgage Solutions, Inc.          Indirect            Delaware
                  Total Mortgage Solutions, LP                             Indirect            Delaware
         FT Reinsurance Company                                            Indirect            South Carolina
     FTN Financial Capital Assets Corporation                              Indirect            Tennessee
     FTN Financial Securities Corp.                                        Indirect            Tennessee
     FTN Financial Securitization Corporation                              Indirect            Delaware
     FTN Investment Corp.                                                  Indirect            Delaware
     FTN Midwest Securities Corp.                                          Indirect            Delaware
     FTN Premium Services, Inc.                                            Indirect            Tennessee
     Hickory Venture Capital Corporation                                   Indirect            Alabama
     JPO, Inc.                                                             Indirect            Tennessee
     JV Mortgage Solutions LLC                                             Indirect            Delaware
     Synaxis Group, Inc.                                                   Indirect            Delaware
         SFSR, Inc.                                                        Indirect            Tennessee
         Employers Risk Services, Inc.                                     Indirect            Kentucky
         Mann, Smith and Cummings, Inc.*                                   Indirect            Tennessee
         Merritt & McKenzie, Inc.                                          Indirect            Georgia
         Polk & Sullivan Group, Inc.                                       Indirect            Tennessee
         Synaxis Risk Services, Inc.                                       Indirect            Tennessee
         Van Meter Insurance, Inc.                                         Indirect            Kentucky
     TSMM Corporation*                                                     Indirect            Tennessee

FTB Futures Corporation*                                                   Direct              Tennessee
FT Title Reinsurance Company, Inc.                                         Direct              South Carolina
Hickory Capital Corporation                                                Direct              Tennessee
Highland Capital Management Corp.                                          Direct              Tennessee
Martin & Company, Inc.                                                     Direct              Tennessee
Mountain Financial Company*                                                Direct              Tennessee
Norlen Life Insurance Company                                              Direct              Arizona

   *Inactive.


(1) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon, First Horizon Bank, First Horizon Equity Lending, First Horizon Money Center, FTN Financial Capital Markets, Garland Trust, Gulf Pacific Mortgage.

(2) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Horizon Home Loans, First Horizon Lending Center, McGuire Mortgage, OneLoan.

(3)  The following subsidiaries are not wholly-owned by their immediate parent:

            FT Mortgage Holding Corporation - FHNC owns <1% of the common stock with the balance owned by the subsidiary's immediate parent.


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            FT Real Estate Securities Company, Inc. - FHNC owns <1% of the common stock with the balance of the common stock owned by the subsidiary's immediate parent. Some preferred stock is not owned directly or indirectly by FHNC.

            First Horizon Mortgage Loan Corporation - FHNC owns <1% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

            First Tennessee Mortgage Services, Inc. - FHNC owns <2% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

            FH-FF Mortgage Services, L.P. - FHTRS, Inc. owns a 99% limited partnership interest and First Tennessee Mortgage Services, Inc. owns a 1% general partnership interest.

            FHRF, Inc. - First Tennessee Mortgage Services, Inc. owns 1.01% of the common stock with the balance owned by the subsidiary's immediate parent.

            JV Mortgage Solutions, LLC - First Tennessee Bank National Association owns 50%.

            Total Mortgage Solutions, LP - FT Real Estate Information Mortgage
                  Solutions, Inc. owns 49.5% and JV Mortgage Solutions, LLC owns 1%.


In addition, FHNC owns 100% of the common securities of the following unconsolidated entities:

         First Tennessee Capital I, a Delaware business trust.

         First Tennessee Capital II, a Delaware business trust.


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